EXHIBIT 99
MSHA CITATIONS AND LITIGATION
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).
The Dodd-Frank Act requires disclosure of the following categories of violations, orders and citations under the Mine Act: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e) or could have the potential to have such a pattern. In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.
The following disclosures are made pursuant to Section 1503.
During the three months ended June 30, 2011, none of our operations: (i) received Section 104(b) Orders; (ii) had any flagrant violations under Section 110(b)(2); (iii) received Section 107(a) Orders; (iv) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (v) had any mining-related fatalities.
Exhibit 99

SECOND QUARTER 2011
The table below sets forth, by mine, the total number of citations and/or orders issued during the period covered by this report to us by MSHA under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended June 30, 2011. Of our 256 active MSHA-regulated facilities, we received 149 federal mine safety inspections at 132 operations during the reporting period. Of our inspected operations, 113 did not receive any reportable citations or orders.

							Total Dollar		Received
							Value of		Written
				Mine Act			Proposed	Total	Notice
		Total		§ 104(d)			MSHA	Number	under
		Number	Mine Act	Citations	Mine Act	Mine Act	Assessments	of Mining	Mine Act
	Number of	of S&S	§ 104(b)	and	§ 110(b)(2)	§ 107(a)	(dollars in	Related	§ 104(e)
Name of Operation	Inspections	Citations	Orders	Orders	Violations	Orders	thousands)	Fatalities	(yes/no)
Athens Quarry, TN	1	5	0	0	0	0	0	0	No
Bartlett UG Bluff City, IL	1	1	0	0	0	0	0	0	No
Black Angus S&G, AZ	1	1	0	0	0	0	0.2	0	No
Clear Creek Quarry, NC	2	1	0	0	0	0	2.1	0	No
Fort Payne Quarry, AL	1	1	0	0	0	0	0	0	No
Grand Rivers Quarry, KY	2	1	0	0	0	0	0	0	No
Lakeside Quarry, SC	1	1	0	0	0	0	0	0	No
Laraway Quarry, IL	1	2	0	0	0	0	0	0	No
New Bristol Quarry, TN	1	1	0	0	0	0	0.3	0	No
Pacolet Quarry, SC	1	2	0	0	0	0	0	0	No
Palmdale S&G, CA	1	1	0	0	0	0	0	0	No
Puddledock S&G, VA	1	1	0	0	0	0	0	0	No
Reliance S&G, CA	1	1	0	0	0	0	0	0	No
Richmond Rd Quarry, KY	2	2	0	0	0	0	0	0	No
Sanger S&G, CA	1	1	0	0	0	0	0	0	No
Scottsboro Quarry, AL	1	0	0	1	0	0	0	0	No
Spruce Pine Quarry, NC	2	2	0	0	0	0	1.1	0	No
Sweet Water Quarry, TN	1	2	0	0	0	0	0.3	0	No
Tampa Cement Grinding Plant, FL	1	1	0	0	0	0	0	0	No
Other Operations - 113	126	0	0	0	0	0	0	0	No
Total	149	27	0	1	0	0	3.9	0

The total dollar value of proposed assessments received during the three and six months ended June 30, 2011 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, are $41,730 and $133.469, respectively.
The table below set forth, by mine, the pending legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2011. We initiated each of these actions in order to contest the appropriateness of citations issued.

Name of Operation	State	Case Type	Action Type	Date Case Filed
Hanover Quarry	PA	Contest Penalty	104(a) Non S&S, 104(a) S&S	04/06/2011
Havre De Grace Quarry	MD	Contest Penalty	104(a) S&S	04/21/2011
Clarkesville Quarry	TN	Contest Penalty	104(a) S&S	04/22/2011
TSB Cement Plant	FL	Contest Penalty	104(a) Non S&S, 104(a) S&S	04/29/2011
Bartlett UG Bluff City	IL	Contest Penalty	104(a) Non S&S	05/04/2011
Witherspoon Sand Plant	FL	Contest Penalty	104(a) S&S	05/20/2011
Helotes Stone Quarry	TX	Contest Penalty	104(a) Non S&S	05/24/2011
Dabney Asphalt Quarry	TX	Contest Penalty	104(a) S&S	05/24/2011
Kankakee Quarry & Mill	IL	Contest Penalty	104(a) Non S&S	05/24/2011
Franklin Quarry	TN	Contest Penalty	104(a) S&S	05/24/2011
Midsouth Machine & Service	TN	Contest Penalty	104(a) S&S	05/26/2011
Maynardville Quarry	TN	Contest Penalty	104(a) Non S&S	05/26/2011
Sanders Quarry	VA	Contest Penalty	104(a) Non S&S	05/31/2011
Pocomoke City S&G	MD	Contest Penalty	104(a) Non S&S	05/31/2011
Miami Quarry	FL	Contest Penalty	104(a) Non S&S	06/06/2011
Black Angus S&G	AZ	Contest Penalty	104(a) S&S	06/09/2011
Sanders Quarry	VA	Contest Penalty	104(d)(1) S&S	06/14/2011
Grandin Sand Plant	FL	Contest Penalty	104(a) Non S&S	06/15/2011
Elkton Quarry	VA	Contest Penalty	104(a) Non S&S	06/24/2011
Dale Quarry	VA	Contest Penalty	104(a) Non S&S	06/24/2011

Exhibit 99